Exhibit 99.2b


                           THE ASIA PACIFIC FUND, INC.

                           AMENDED AND RESTATED BYLAWS


                                    ARTICLE I

                                     OFFICES

         Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

         Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of such meeting.

         Section 2. ANNUAL MEETINGS. The annual meeting of stockholders of the Corporation shall be held during the thirty day period between July 15 and August 15 of each year on such date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, for the purpose of electing directors for the ensuing year and for the transaction of such other business as may properly be brought before the meeting.

         Section 3. SPECIAL MEETINGS. (a) GENERAL. Special meetings of the stockholders for any purpose or purposes may be called by the chairman of the board, the president or a majority of the Board of Directors and, pursuant to
Section 3-805 of the Maryland General Corporation Law (the "MGCL"), subject to subsection (b) of this Section 3, special meetings of stockholders shall also be called by the secretary only upon receipt of the request in writing signed by stockholders holding not less than a majority of the common stock issued and outstanding and entitled to vote thereat. Except as provided in subsection (b) of this Section 3,




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any special meeting shall be held at such place, date and time as may be designated by the chairman of the board, the president or the Board of Directors, whoever has called the meeting. In fixing a date for any special meeting, the chairman of the board, the president or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.

         (b) STOCKHOLDER REQUESTED SPECIAL MEETINGS. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in writing), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

               (2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their agents duly authorized in writing) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting



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Request") shall be delivered to the secretary. In addition, the Special Meeting
Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), shall bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder, and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

               (3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation's proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

               (4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the chairman of the board, the president or the Board of Directors, whoever has called the meeting. In the case of any special meeting called by the secretary upon the request of stockholders (a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; PROVIDED, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and PROVIDED FURTHER that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and PROVIDED FURTHER that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the



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principal executive office of the Corporation. In fixing a date for any special meeting, the chairman of the board, the president or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

               (5) If written revocations of requests for the special meeting have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, the secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the secretary's intention to revoke the notice of the meeting, revoke the notice of the meeting at any time before ten days before the commencement of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

               (6) The chairman of the board, the president or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way



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be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

               (7) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Maryland are authorized or obligated by law or executive order to close.

         Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid

         Subject to Section 12 of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

         Section 5. QUORUM, ADJOURNMENT OF MEETINGS. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast one-third of all the votes entitled to be cast at the meeting shall constitute a quorum, but this section shall not affect any requirement under any statute or the charter of the Corporation (the "Charter") for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the



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meeting as originally notified. The stockholders present either in person or by proxy, at a meeting that has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 6. VOTING. At all meetings, unless the Charter provides otherwise, stockholders of record entitled to vote thereat shall have one vote for each share of common stock standing in his name on the books of the Corporation (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting

         The affirmative vote of the holders of a majority of the outstanding shares of common stock shall be required to elect a director. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter or these Bylaws.

         Section 7. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid more than eleven months after its date, unless otherwise provided in the proxy.

         Section 8. INSPECTORS. The Board of Directors, in advance of any meeting of stockholders, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the individual presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election



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or vote with fairness to all stockholders. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof. No candidate for the office of director shall be appointed an inspector.

         Section 9. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman



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of the meeting; and (h) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 10. CONCERNING VALIDITY OF PROXIES, BALLOTS, ETC. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the chairman of the meeting, in which event such inspectors of election shall decide all such questions.

         Section 11. ACTION WITHOUT MEETING. Any action to be taken by stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

         Section 12. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

         (a) ANNUAL MEETINGS OF STOCKHOLDERS. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 12(a).

               (2) For nominations for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice shall set forth all information required under this Section 12 and shall be



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delivered to the secretary at the principal executive office of the Corporation by not later than 5:00 p.m., Eastern Time, on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Corporation. The public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time shall not commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual and the date such shares were acquired and the investment intent of such acquisition, (C) whether such stockholder believes any nominee will be an "interested person" of the Corporation (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person", information regarding each such nominee that will be sufficient for the Corporation to make such determination, (D) sufficient information, with appropriate verification of the accuracy thereof, to enable the Nominating Committee of the Board of Directors to make the determination as to the nominee's qualifications required under
Article III, Section 2(c), which information shall identify the subclause or subclauses of clause (ii) of such section under which qualification of the nominee is claimed, and (E) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the



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meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; and (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person; (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or
(iii) of this paragraph (2) of this Section 12(a), the name and address of such stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

               (3) Notwithstanding anything in this subsection (a) of this
Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation of such action or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a stockholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day immediately following the day on which such public announcement is first made by the Corporation.

               (4) For purposes of this Section 12, "Stockholder Associated Person" of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

         (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's



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notice of meeting. Nominations of individuals for election to the Board of
Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a individual or individuals (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (2) of Section 12(a) shall have been delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

         (c) GENERAL. (1) Upon written request by the secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), in addition to any verification previously provided, written verification satisfactory in the discretion of the Board or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 12. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 12.

               (2) Only such individuals who are nominated in accordance with this Section 12 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 12. The chairman of the



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meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 12.

               (3) For purposes of this Section 12, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission.

               (4) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

         Section 2. NUMBER, TENURE AND QUALIFICATIONS. (a) NUMBER. Pursuant to
Section 3-804(b) of the MGCL, only the Board of Directors may increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than fourteen, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

         (b) TENURE. Whenever there shall be at least three directors, pursuant to Section 3-803 of the MGCL, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire the first subsequent Annual Meeting of Stockholders, and the term of office of the second class to expire at the second subsequent Annual Meeting of Stockholders, and the term of office of the third class



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to expire at the third subsequent Annual Meeting of Stockholders. At each Annual
Meeting of Stockholders, each of the successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three year term and until a successor is elected and qualifies.

         (c) QUALIFICATION. To qualify as a nominee for a directorship, an individual, at the time of nomination, (i) shall have substantial expertise, experience or relationships relevant to the business of the Corporation and (ii) shall be at least one of the following: (A) a citizen of any country in the Asia-Pacific region in which the Corporation is authorized to make equity investments at the time of nomination (an "Asia-Pacific Country") or an individual for whom an Asia-Pacific Country has been a primary residence for at least five years after reaching the age of 21; (B) a present or former director of, member of the supervisory board or senior executive officer of, or senior consultant to, (1) at least one company the securities of which, or of an affiliate or successor of which, are principally listed or traded on a securities exchange located in an Asia-Pacific Country or (2) a securities exchange located in an Asia-Pacific Country; (C) a present or former ambassador, minister, consul or economic, financial or commercial attache of another country to an Asia-Pacific Country; (D) a present or former director or senior executive officer of an investment advisor or an administrator for the Corporation, or of any person controlling, or under common control with, an advisor or an administrator for the Corporation; (E) a present officer of the Corporation; (F) an individual who has served at least five years as a director, trustee or senior investment officer (or in a capacity comparable to any such position) of an investment company (as defined under the Investment Company Act of 1940, as amended, whether or not registered thereunder), the assets of which during that period have been invested primarily in securities of one or more Asia-Pacific Countries; and (G) an individual who has served at least five years as a senior executive officer with responsibility for directing or managing the operations in one or more Asia-Pacific Countries of a company with substantial operations in such Asia-Pacific Country or Countries. The Nominating Committee of the Board of Directors, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications. Any individual who does not satisfy the qualifications set forth under this subsection (c) shall not be eligible for nomination or election as a director.

         Section 3. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining

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directors hereunder (even if fewer than three directors remain). Pursuant to
Section 3-804(c) of the MGCL, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

         Section 4. PLACE OF MEETING. The directors may hold their meetings, have one or more offices, and keep the books of the Corporation, within or without the United States of America, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and on such notice as the directors may from time to time determine.

         The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders for the election of directors.

         Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, the president, the secretary or a majority of the directors. The individual or individuals authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by him or them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without notice other than such resolution.

         Section 7. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

         Section 8. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as chairman. In the absence of both the chairman and vice chairman of the board, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the chairman, shall act as secretary of the meeting.

         Section 9. QUORUM AND VOTING. A majority of the directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the directors, except as may be otherwise specifically provided by statute or by the Charter or by these Bylaws. The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum. If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of the directors still present at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law or the Charter or these Bylaws.

         Section 10. EXECUTIVE COMMITTEE. The Board of Directors may, by the affirmative vote of a majority of the whole Board, appoint from the directors an Executive Committee to consist of such number of directors (not less than three) as the Board may from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the directors. When the Board of Directors is not in session, to the extent permitted by law the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a member of the Board of Directors to act in his place.

         Section 11. OTHER COMMITTEES. The Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint from the directors other committees that shall in each case consist of one or more directors and shall have and may exercise such powers and the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

         Section 12. TELEPHONE MEETINGS. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all individuals participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

         Section 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

         Section 14. COMPENSATION OF DIRECTORS. No directors shall receive any stated salary or fees from the Corporation for his services as such if such director is, otherwise than by reason of being such director, an interested person (as such term is defined by the Investment Company Act of 1940) of the Corporation or of its investment adviser, administrator or principal underwriter. Except as provided in the preceding sentence, directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. EXECUTIVE OFFICERS. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These shall include a president, one or more vice-presidents (the number thereof to be determined by the Board of Directors), a secretary and a treasurer. The Board of Directors or the Executive Committee may also in its discretion appoint assistant secretaries, assistant treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy that may occur in any office. Any two offices, except those of president and vice-president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these Bylaws to be executed, acknowledged or verified by two or more officers.

         Section 2. TERM OF OFFICE. The term of office of each officer shall be one year and until his successor is elected and qualifies. If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the president, the secretary, or any assistant secretary. Such resignation shall take effect upon delivery or at such later date specified therein.

         Section 3. POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the

Executive Committee.

         Section 4. SURETY BONDS. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, fund or securities that may come into his hands.

                                    ARTICLE V

                                      STOCK

         Section 1. CERTIFICATES. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be signed by the officers of the Corporation in the manner permitted by the MGCL and shall contain the statements and information required by the MGCL. In the event that the Corporation issues shares of stock without certificates, the Corporation shall provide to holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

         Section 2. TRANSFER OF SHARES. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized agent, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments or assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

         Section 3. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

         In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

         If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

         When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

         Section 4. STOCK LEDGER. The stock ledger of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the office of the Transfer Agent of the Corporation.

         Section 5. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

         Section 6. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or such owner's duly authorized agent to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, and to indemnify it and each such Transfer Agent against any and all losses or claims that may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                   ARTICLE VI

                                 CORPORATE SEAL

         The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

                                   ARTICLE VII

                           FISCAL YEAR AND ACCOUNTANT

         Section 1. FISCAL YEAR. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, begin on the first day of January and shall end on the last day of December in each year.

         Section 2. ACCOUNTANT. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

                                  ARTICLE VIII

                     INDEMNIFICATION AND ADVANCE OF EXPENSES

         To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

         Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or Charter inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

         Notwithstanding anything in the foregoing paragraphs of this Article to the contrary, any indemnification or advancement of expenses shall be subject to, and made in accordance with, applicable requirements of the Investment Company Act of 1940, as amended. Without limiting the generality of the preceding sentence, no provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE IX

                                    CUSTODIAN

         Section 1. DESIGNATION OF CUSTODIAN, SUBCUSTODIANS. The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000), and, to the extent required by the Investment Company Act of 1940, as amended, the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation may use one or more subcustodians, for the purpose of holding any foreign securities and related funds of the Corporation, such foreign banks as the Board of Directors may approve and as shall be permitted by law.

         Section 2. TERMINATION OF CUSTODIAN. The Corporation shall upon the resignation or inability to serve of its custodian or upon change of the custodian:

               (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;

               (ii) require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and

               (iii) in the event that no successor custodian can be found, submit to the stockholders before permitting delivery of the cash and securities owned by the Corporation otherwise than to a successor custodian, the question whether or not this Corporation shall be liquidated or shall function without a custodian.

                                    ARTICLE X

                                WAIVER OF NOTICE

         Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XI

                               AMENDMENT OF BYLAWS

         The Board of Directors shall have the exclusive power to make, alter and repeal the Bylaws of the Corporation.






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